UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2022

CLEARFIELD, INC.

(Exact Name of Registrant as Specified in Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-16106	41-1347235
(Commission File No.)	(IRS Employer Identification No.)

7050 Winnetka Avenue North, Suite 100, Brooklyn Park, MN 55428

(Address of Principal Executive Offices)(Zip Code)

(763) 476-6866

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	CLFD	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Items under Sections 2 through 7 are not applicable and therefore omitted.

Item 1.01.	Entry into a Material Definitive Agreement.

On December 6, 2022, Clearfield, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Cowen and Company, LLC and Needham & Company, LLC, each acting as representative of the several other underwriters named therein (collectively, the “Underwriters”), in connection with the underwritten public offering by the Company (the “Offering”) of 1,200,000 shares (the “Shares”) of the Company’s common stock, $0.01 par value (“Common Stock”). The Company sold the Shares to the Underwriters at a price of $94.50. The price to the public in the Offering was $100.00 per share. In addition, the Company granted the Underwriters an option for a period of 30 days from the date of the Underwriting Agreement to purchase an additional 180,000 shares of Common Stock on the same terms and conditions. On December 8, 2022, the Underwriters exercised in full their option to purchase the additional 180,000 shares of Common Stock.

The Offering closed on December 9, 2022. At the closing, the Company sold 1,380,000 shares of Common Stock for net proceeds to the Company of $130,410,000 before expenses paid by the Company in connection with the Offering. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes.

The Offering was made pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-264533) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on April 28, 2022, which became effective upon filing. The Company filed a preliminary prospectus supplement and final prospectus supplement with the SEC in connection with the Offering on December 6, 2022 and December 8, 2022, respectively.

The Company made certain customary representations, warranties and covenants in the Underwriting Agreement concerning the Company and the Registration Statement, the preliminary prospectus supplement, and the final prospectus supplement. The Company has also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In addition, pursuant to the terms of the Underwriting Agreement, the executive officers and directors of the Company have entered into “lock-up” arrangements with the Underwriters, which generally prohibit the sale, transfer or other disposition of securities of the Company for a 90-day period following the date of the Underwriting Agreement, subject to certain exceptions.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached to this Current Report on Form 8-K as Exhibit 1.1 and incorporated by reference herein. A copy of the opinion of Ballard Spahr LLP relating to the validity of the Shares issued in the Offering is filed herewith as Exhibit 5.1.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy the securities discussed herein, and there shall not be any sale of such shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The sale of shares of the Company’s Common Stock is being made only by means of a prospectus and related prospectus supplement.

Item 8.01.	Other Events.

On December 6, 2022, the Company issued a press release announcing the commencement of the Offering, and, on December 6, 2022, the Company issued a press release announcing the pricing of the Offering. Copies of such press releases are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement dated December 6, 2022 by and among Clearfield, Inc. and Cowen and Company, LLC and Needham & Company, LLC as representatives for the several underwriters named therein.
5.1	Opinion of Ballard Spahr LLP.
23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1).
99.1	Launch press release issued by Clearfield, Inc. on December 6, 2022.
99.2	Pricing press release issued by Clearfield, Inc. on December 6, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARFIELD, INC.

	By:	/s/ Cheryl Beranek
Dated: December 9, 2022		Cheryl Beranek, Chief Executive Officer